Exhibit 32.2

Citizens Financial Corp.

Certification Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002, 18 U.S.C. Section 1350

I, Thomas K. Derbyshire, Vice President, Treasurer and Principal Financial Officer of Citizens Financial Corp. (the “company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.	the Quarterly Report on Form 10-Q of the company for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: 5/10/05	/s/ Thomas K. Derbyshire
Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial Officer

27